Exhibit 99.1

NextNav Announces Sanyogita Shamsunder as Chief Operating Officer

Shamsunder brings extensive expertise in technology and innovation to lead NextNav’s strategic growth

MCLEAN, Va., May 7, 2024 — NextNav (Nasdaq: NN) (“NextNav” or the “Company”) a leader in next generation positioning, navigation, and timing (PNT) and 3D geolocation, announced the appointment of Dr. Sanyogita Shamsunder as NextNav’s new Chief Operating Officer, effective May 9, 2024. In this newly created role, Sanyogita will be overseeing business development, strategy, product and software, program and operations, and IT.

“Sanyogita’s appointment as NextNav’s Chief Operating Officer heralds a new chapter of innovation and growth,” NextNav Chief Executive Officer Mariam Sorond said. “Her remarkable track record of operational excellence and deep-rooted telecom expertise will further advance our efforts to provide a 3D terrestrial positioning, navigation, and timing (PNT) solution as a complement and backup to GPS, while also unleashing much-needed spectrum for 5G broadband.”

Dr. Shamsunder joins NextNav with over 20 years of experience leveraging technology and innovation to scale growth at both large enterprises and start-up technology companies. Recently, she held the title of the Head of Edge Network Infrastructure at Google, where she led the team that developed and maintained Google’s multi-vendor Global Edge Network. Prior to that, Sanyogita led various network and product teams at Verizon, including as the Vice President of Product Strategy and Operations, where she led early 5G network technology development and trials. Earlier in her career, she launched the first 4G devices as well as led various spectrum initiatives in collaboration with government and industry groups. Sanyogita received her MBA from the Wharton School and Ph.D in electrical engineering and math from the University of Virginia.

“I am thrilled to join the NextNav team which is embarking on an exciting journey of innovation in PNT and 3D geolocation, ” Dr. Shamsunder stated. “NextNav’s commitment to mitigating national security risks, unleashing commercial opportunities, and helping public safety with its solutions aligns perfectly with my passion for leveraging technology to drive meaningful change. I look forward to collaborating with the talented team at NextNav to create more value and shape the future.”

About NextNav Inc.

NextNav Inc. (Nasdaq: NN) is a leader in next generation positioning, navigation and timing (PNT), enabling a whole new ecosystem of applications and services that rely upon 3D geolocation and PNT technology. Powered by low-band licensed spectrum, NextNav’s positioning and timing technologies deliver accurate, reliable, and resilient 3D PNT solutions for critical infrastructure, GPS resiliency and commercial use cases.

For more information, please visit https://nextnav.com/ or follow NextNav on Twitter or LinkedIn.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “may,” “anticipate,” “believe,” “expect,” “intend,” “might,” “plan,” “possible,” “potential,” “aim,” “strive,” “predict,” “project,” “should,” “could,” “would,” “will” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These statements, which involve risks and uncertainties, relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable and may also relate to NextNav’s future prospects, developments and business strategies. In particular, such forward-looking statements include the approval by the FCC of the transfer of the licenses, closing of the transactions described herein, the achievement of certain FCC-related milestones, the ability to realize the broader spectrum capacity and the advancement of NextNav’s terrestrial 3D PNT services, NextNav’s position to drive growth in its 3D geolocation business and expansion of its next generation terrestrial 3D PNT technologies, the business plans, objectives, expectations and intentions of NextNav, and NextNav’s estimated and future business strategies, competitive position, industry environment, potential growth opportunities, revenue, expenses, and profitability. These statements are based on NextNav’s management’s current expectations and beliefs, as well as a number of assumptions concerning future events.

Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside NextNav’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and NextNav undertakes no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. For additional information regarding risk factors, see Part II, Item 1A, “Risk Factors” of the Company’s quarterly reports on Form 10-Q, and Part I, Item 1A, “Risk Factors” of the NextNav’s Annual Report on Form 10-K for the year ended December 31, 2023, as well as those otherwise described or updated from time to time in our other filings with the Securities and Exchange Commission (the “SEC”).

Source: NN-FIN

Contact:

Gillian Smith

media@nextnav.com